                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 MARSH AND McLENNAN COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act
/ / Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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
[LOGO]

                                            2001
                                            Notice of Annual Meeting
                                            And Proxy Statement

[LOGO]

      Dear MMC Stockholder:

      You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on Thursday,
      May 17, 2001 in the auditorium on the second floor at 1221 Avenue of the Americas, New York, New
      York.

      In addition to the matters described in the attached proxy statement, we will report on our
      Company's activities during 2000. You will have an opportunity to ask questions and to meet your directors and executives.

      Whether you plan to come to the annual meeting or not, your representation and vote are important and your shares should be voted. Please complete, sign, date and return the enclosed proxy card promptly. You also may vote by telephone, or electronically over the Internet, by following the instructions on your proxy card.

      We look forward to seeing you at the meeting. Your vote is important to us.

                                               Very truly yours,

                                               J.W. Greenberg, Chairman

      March 29, 2001

                        MARSH & MCLENNAN COMPANIES, INC.
                          1166 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036-2774

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

    TIME:

        10:00 a.m. Local Time

    DATE:

        May 17, 2001

    PLACE:

        Second Floor Auditorium

        1221 Avenue of the Americas

        New York, New York

    PURPOSE:

       - Elect four persons to serve as Class I directors

       - Ratify the appointment of Deloitte & Touche LLP as independent auditors

       - Conduct other business if properly raised

    Only stockholders of record on March 21, 2001 may vote at the meeting. This proxy solicitation material is being mailed to stockholders on or about
March 29, 2001 with a copy of MMC's 2000 Annual Report, which includes financial statements for the period ended December 31, 2000.

    YOUR VOTE IS IMPORTANT. YOU MAY CAST YOUR VOTE BY MAIL, TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

GREGORY VAN GUNDY
SECRETARY
MARCH 29, 2001

                              GENERAL INFORMATION

WHO MAY VOTE

    Holders of our common stock, as recorded in our stock register on March 21, 2001, may vote at the meeting. As of that date, there were 273,924,996 shares of common stock outstanding and entitled to one vote per share. A list of stockholders will be available for inspection for at least ten days prior to the meeting at the principal executive offices of MMC at 1166 Avenue of the Americas, New York, New York.

HOW TO VOTE

    You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

    Most stockholders have a choice of voting by using a toll free number, over the Internet or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

HOW PROXIES WORK

    The Company's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment thereof, in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposal or abstain from voting.

    If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of item 2.

    As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting, including any proposal submitted by a stockholder which was omitted from this Proxy Statement in accordance with applicable federal securities laws, the persons named in the proxy will vote according to their best judgment.

SOLICITATION

    In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

REVOKING A PROXY

    You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company's Secretary in writing.

QUORUM

    In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

VOTES NEEDED

    Directors are elected by a plurality of the votes cast. "Plurality" means that the individuals who receive the largest number of votes cast FOR are elected as directors up to the maximum number of directors to be chosen at the meeting. Votes withheld from any director will not be counted in such director's favor.

    All other matters to be acted on at the meeting require the affirmative vote of a majority of the shares of MMC stock present or represented and entitled to vote at the meeting to constitute the action of the stockholders. In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of the preceding sentence, while broker nonvotes will not. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange. Broker nonvotes will be counted for purposes of determining the presence of a quorum for the transaction of business.

ITEM 1

                             ELECTION OF DIRECTORS

    The Board is divided into three classes. The regular terms of office for the Class I, Class II and Class III directors expire at the 2001, 2002 and 2003 annual meetings of stockholders, respectively. Four persons are to be elected at the meeting to hold office as Class I directors for a term of three years and until their respective successors are elected and qualified. The remaining
Class II and Class III directors will not be elected at the meeting as their respective terms will continue.

    Each director has served as a director since the year indicated. Mr. Frank
J. Borelli, a Class I director, retired from the Board on October 1, 2000.

    In the unexpected event that any nominee should become unavailable to serve as a director prior to the meeting for any reason, the persons designated as proxies reserve full discretion to cast their votes for another person whom the Board might designate in substitution.

The Board recommends you vote FOR each of the following candidates:

                               NOMINEES FOR CLASS I DIRECTORS
                                  (TERMS EXPIRING IN 2004)

                                 LEWIS W. BERNARD* ***                   DIRECTOR SINCE 1992
            [PHOTO]              Mr. Bernard, age 59, is Chairman of Classroom, Inc., a
                                 non-profit educational corporation. He retired in 1991 from
                                 Morgan Stanley & Co., Inc., where for almost 30 years he
                                 held numerous positions, including that of chief
                                 administrative and financial officer. Mr. Bernard is
                                 chairman of the board of the American Museum of Natural
                                 History and the John and Mary R. Markle Foundation. He is
                                 vice chairman of the J. Paul Getty Trust and a director of
                                 The Commonwealth Fund.

                                 MATHIS CABIALLAVETTA                   DIRECTOR SINCE 2000
            [PHOTO]
                                 Mr. Cabiallavetta, age 56, was appointed Vice Chairman of
                                 MMC in 1999. Prior thereto he was chairman of the board of directors of UBS A.G. He is a past member of the board of
                                 the Swiss National Bank, the International Capital Markets
                                 Advisory Committee of the Federal Reserve Bank and the
                                 International Advisory Board of the World Economic Forum,
                                 Davos. He also served as a vice chairman of the board of
                                 directors of the Swiss Bankers Association.

                                 ROBERT F. ERBURU***                   DIRECTOR SINCE 1996
            [PHOTO]              Mr. Erburu, age 70, retired as Chairman of the Board of The
                                 Times Mirror Company, a Los Angeles-based news and
                                 information company, on January 1, 1996, a position he had held since 1986. Mr. Erburu served as Chief Executive
                                 Officer of The Times Mirror Company from 1981 to 1995. He is
                                 Chairman of the Boards of The Huntington Library, Art
                                 Collections and Botanical Gardens, the National Gallery of
                                 Art, the Pacific Council on International Policy and the
                                 Board of Councilors of the College of Letters, Arts and
                                 Science of the University of Southern California. He is also a trustee of The William and Flora Hewlett Foundation, the
                                 Ahmanson Foundation, the Ralph M. Parson Foundation, the
                                 Fletcher Jones Foundation and the Carrie Estelle Doheny
                                 Foundation.

                                 RAY J. GROVES* ***                   DIRECTOR SINCE 1994
            [PHOTO]              Mr. Groves, age 65, is Chairman of Legg Mason Merchant
                                 Banking, Inc. He retired in 1994 from Ernst & Young where he had held numerous positions for 37 years, including the last
                                 17 years as Chairman and Chief Executive Officer. He is a
                                 director of Allegheny Technologies Incorporated, American
                                 Water Works Company, Inc., Boston Scientific Corporation,
                                 Electronic Data Systems Corporation and The New Power
                                 Company. Mr. Groves is a member of the Board of Trustees of the New York Public Policy Institute. He is also a managing director, treasurer and secretary of the Metropolitan Opera
                                 Association and chairman of The Ohio State University
                                 Foundation.

                                CONTINUING CLASS II DIRECTORS
                                  (TERMS EXPIRING IN 2002)

                                 J. W. GREENBERG*                   DIRECTOR SINCE 1996
           [PICTURE]             Mr. Greenberg, age 49, became Chairman of the Board of MMC in May 2000, having been named Chief Executive Officer in
                                 1999. He was President of MMC from 1999 until becoming
                                 Chairman. Mr. Greenberg became Chairman of MMC
                                 Capital, Inc., a subsidiary of MMC, in 1996. He joined MMC in 1995. Mr. Greenberg is a trustee of the Spence School in
                                 New York City and New York Presbyterian Hospital.

                                 STEPHEN R. HARDIS**                   DIRECTOR SINCE 1998
            [PHOTO]              Mr. Hardis, age 65, is Chairman of Axcelis
                                 Technologies, Inc. He retired as Chairman and Chief
                                 Executive Officer of Eaton Corporation in July 2000. He
                                 joined Eaton Corporation in 1979. Mr. Hardis is a director of American Greetings Corporation, Lexmark International
                                 Corporation, Nordson Corporation, Progressive Corporation
                                 and Steris Corporation and a trustee of the Cleveland Clinic and the Cleveland Orchestra.

                                 THE RT. HON. LORD LANG OF MONKTON**  DIRECTOR SINCE 1997
            [PHOTO]              Lord Lang, age 60, is a citizen of the United Kingdom and
                                 was a member of the British Parliament from 1979 to 1997,
                                 serving in the Cabinet as Secretary of State for Scotland
                                 from 1990 to 1995 and as President of the Board of Trade and
                                 Secretary of State for Trade and Industry from 1995 to 1997.
                                 He is deputy chairman of European Telecom plc, and chairman of Murray tmt plc and Thistle Mining Inc. Lord Lang is also a non-executive director of Second Scottish National Trust plc, as well as non-executive director and chairman of BFS
                                 US Special Opportunities Trust plc.

                                 JOHN D. ONG**                   DIRECTOR SINCE 1998
            [PHOTO]              Mr. Ong, age 67, is Chairman Emeritus of The BFGoodrich
                                 Company. He retired as Chairman of The BFGoodrich Company in
                                 1997, after more than 36 years of service, including as
                                 Chairman and Chief Executive Officer from 1979 to 1996. He is also a director of Cooper Industries and TRW Inc.
                                 Mr. Ong is a trustee of the University of Chicago and the
                                 John S. and James L. Knight Foundation and is Chairman of
                                 the Board of the Musical Arts Association (Cleveland
                                 Orchestra). He is a former chairman of The Business
                                 Roundtable and a graduate member of The Business Council.

                                 ADELE SIMMONS* **                   DIRECTOR SINCE 1978
            [PHOTO]              Mrs. Simmons, age 59, is Vice Chair and Senior Executive of
                                 Chicago Metropolis 2020 and a senior associate of the Center for International Studies at the University of Chicago. She
                                 served as President of the John D. and Catherine T.
                                 MacArthur Foundation from 1989 to 1999. She is a director of
                                 The Field Museum, Environmental Defense Fund, Synergos
                                 Institute, the Rocky Mountain Institute, the Global Fund for
                                 Women, the Chicago Public Education Fund, the Union of
                                 Concerned Scientists and the American Prospect. She is Chair
                                 of the Committee to Visit the Graduate School of Education
                                 at Harvard and a member of the Advisory Board of the World
                                 Bank Institute.

                                 A. J. C. SMITH*                   DIRECTOR SINCE 1977
            [PHOTO]              Mr. Smith, age 66, retired in May 2000 as Chairman of the
                                 Board of MMC, a position he held since 1992. He served as
                                 Chief Executive Officer of MMC from 1992 to 1999. Mr. Smith is a trustee of the various mutual funds managed by Putnam
                                 Investment Management, LLC, a subsidiary of MMC. He is also chairman of the Central Park Conservancy, a member of the
                                 Board of Trustees of the Carnegie Hall Society, Inc., the
                                 Educational Broadcasting Corporation in New York City and
                                 the National Museums of Scotland (Edinburgh). Mr. Smith is
                                 also a member of the Board of Overseers of the Joan and
                                 Sanford I. Weill Graduate School of Medical Sciences of
                                 Cornell University.

                               CONTINUING CLASS III DIRECTORS
                                  (TERMS EXPIRING IN 2003)

                                 PETER COSTER                   DIRECTOR SINCE 1988
            [PHOTO]              Mr. Coster, age 61, is President and Chief Executive Officer
                                 of Mercer Consulting Group, Inc., a subsidiary of MMC. He
                                 joined Mercer in 1984 upon its acquisition of a U.K.
                                 consulting firm that Mr. Coster had joined in 1962. He is a trustee of The Foundation Fighting Blindness.

                                 CHARLES A. DAVIS                   DIRECTOR SINCE 2000
            [PHOTO]              Mr. Davis, age 52, was appointed Vice Chairman of MMC in
                                 1999 and has been serving as President of MMC
                                 Capital, Inc., a subsidiary of MMC, since 1998 and as its
                                 Chief Executive Officer since 1999. Prior to joining MMC,
                                 Mr. Davis was a senior director and limited partner at
                                 Goldman Sachs. During his 23-year career at Goldman Sachs, he had been head of investment banking services worldwide, a member of the international executive committee and a
                                 general partner. Mr. Davis is a director of Media
                                 General, Inc., Progressive Corporation and Merchants
                                 Bancshares, Inc. He is a trustee of the University of
                                 Vermont.

                                 GWENDOLYN S. KING**                   DIRECTOR SINCE 1998
            [PHOTO]              Ms. King, age 60, is president of Podium Prose in
                                 Washington, D.C. She was senior vice president, corporate
                                 and public affairs at Peco Energy from 1992 until 1998. From
                                 1989 to 1992, she served as commissioner of the Social
                                 Security Administration in the U.S. Department of Health and
                                 Human Services. Ms. King is a director of Lockheed Martin
                                 Corporation, Monsanto Company, Pharmacia Corporation and the
                                 National Association of Corporate Directors and a member of the George Washington University Council on American
                                 Politics.

                                 LAWRENCE J. LASSER                   DIRECTOR SINCE 1987
            [PHOTO]              Mr. Lasser, age 58, is President and Chief Executive Officer
                                 of Putnam Investments, LLC, a subsidiary of MMC. He joined
                                 Putnam in 1969. Mr. Lasser is a trustee of the various
                                 mutual funds managed by Putnam Investment Management, LLC, a subsidiary of MMC. He is a member of the Board of Governors of the Investment Company Institute, a member of the Board of Trustees of the Museum of Fine Arts (Boston), a trustee and member of the finance and executive committees of Beth
                                 Israel/Deaconess Medical Center in Boston, a member of the
                                 Commercial Club of Boston, the CareGroup Board of Managers
                                 Investment Committee and the Council on Foreign Relations,
                                 and a member of the Board of Directors of the United Way of
                                 Massachusetts Bay.

                                 DAVID A. OLSEN                   DIRECTOR SINCE 1997
            [PHOTO]              Mr. Olsen, age 63, served as Chairman and Chief Executive
                                 Officer of Johnson & Higgins prior to its business
                                 combination with MMC in 1997. Mr. Olsen joined Johnson &
                                 Higgins in 1966. He served as Vice Chairman of MMC from
                                 May 1997 until December 1997. Mr. Olsen is a member of the
                                 Board of Trustees of Bowdoin College, and a member of the
                                 boards of U.S. Trust Corporation, Sharon (Connecticut)
                                 Hospital, India House, and New York's South Street Seaport
                                 Museum.

                                 JOHN T. SINNOTT                   DIRECTOR SINCE 1992
            [PHOTO]              Mr. Sinnott, age 61, became Chairman and Chief Executive
                                 Officer of Marsh Inc., a subsidiary of MMC, in 1999.
                                 Mr. Sinnott has held various executive positions with MMC
                                 including as Vice Chairman and Chief Executive Officer of
                                 J&H Marsh & McLennan, Inc., and prior to that as President and Chief Executive Officer of Marsh & McLennan,
                                 Incorporated. He joined Marsh & McLennan, Incorporated in
                                 1963.

--------------------------

*   Member of the Executive Committee, of which Mr. Greenberg is Chairman.

** Member of the Audit Committee, of which The Rt. Hon. Lord Lang of Monkton is Chairman.

*** Member of the Compensation Committee, of which Mr. Bernard is Chairman.

DIRECTORS' COMPENSATION

    As compensation for their services, Messrs. Bernard, Erburu, Groves, Hardis, Lang, Olsen, Ong and Smith, and Ms. King and Mrs. Simmons, each receive a basic retainer of $40,000 per year and an annual grant of 900 shares of stock (the "Annual Stock Grant"). These directors also receive a fee of $1,000, and reimbursement of related expenses for each meeting of the Board or a committee they attend. The chairman of each committee (other than Mr. Greenberg as Chairman of the Executive Committee) receives an additional retainer of $5,000 per year; other members of committees receive an additional retainer of $2,000 per year. Directors who are also employees receive no specific compensation for their services as directors or members of any committee.

    Under the terms of MMC's Directors Stock Compensation Plan, the directors receive twenty-five percent of the basic retainer in shares of stock at the fair market value thereof, as well as their Annual Stock Grant on each June 1. The balance of their compensation (including attendance fees and committee retainers) is paid in shares of stock or cash as the director elects. The directors may defer receipt of all or a portion of their compensation to be paid in shares until the year following either their retirement from the Board or a specified earlier date.

    As of June 1, 2000 MMC has had a Consulting Agreement with A.J.C. Smith, pursuant to which Mr. Smith provides certain advisory and consultative services for MMC or its affiliates; serves as Chairman of MMC's International Advisory Board; and is a Trustee of various Putnam Funds. For these services MMC pays him $1,250,000 per year plus support and other services and business expense reimbursement. The term of the Agreement is from June 1, 2000 through May 31, 2001.

BOARD COMMITTEES AND MEETINGS

    THE EXECUTIVE COMMITTEE has all the powers of the Board, when it is not in session, in the management of the business and affairs of MMC, except as otherwise provided in MMC's by-laws or in resolutions of the Board and under applicable law. The Executive Committee held one meeting during 2000.

    THE AUDIT COMMITTEE assists the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to stockholders and the Securities and Exchange Commission ("SEC");
(ii) the system of internal controls that management has established; and
(iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Board of Directors has determined that all members of the Audit Committee are independent as required by the applicable listing standards of the New York Stock Exchange. The Audit Committee is required to meet at least four times annually and as many additional times as the Audit Committee deems necessary. The Audit Committee held six meetings during 2000.

    THE COMPENSATION COMMITTEE determines the compensation of MMC's Chief Executive Officer, approves the compensation of other senior executives of MMC and approves the retention by MMC of consultants, as may be required, on matters relating to the compensation of the Chief Executive Officer and senior executives of MMC. In addition, the Compensation Committee administers MMC's stock-based award plans. The Compensation Committee held ten meetings during 2000.

    THE BOARD held six meetings during 2000. The average attendance by directors at the meetings of the Board and committees thereof was 96.6% and all directors attended at least 75% of the meetings of the Board and committees on which they served.

EMPLOYMENT AGREEMENT

    Putnam Investments ("Putnam"), a subsidiary of MMC, has an employment agreement with Lawrence J. Lasser, its President and Chief Executive Officer (the "Lasser Agreement") dated December 31, 1997, and amended in 2001. The term of the Lasser Agreement expires on December 31, 2005. MMC has certain obligations and has guaranteed Putnam's obligations under the Lasser Agreement. MMC has also agreed to use its best efforts to include Mr. Lasser on the management slate of nominees for directors when his current term expires at the 2003 annual meeting of stockholders.

    Under the Lasser Agreement, Mr. Lasser receives an annual salary of $1,000,000 and is eligible for annual bonuses under MMC's Senior Management Incentive Compensation Plan. Upon his retirement (or at the time he is no longer subject to certain limitations imposed by the Internal Revenue Code with respect to the tax deductibility of his compensation ("162(m) Limitations")), Mr. Lasser will receive a special retirement benefit in consideration for a non-competition covenant and post-employment consulting arrangement. The then estimated present value equivalent of this benefit, $15,000,000, was deemed invested from December 31, 1997 in various Putnam funds.

    In March 2001, Mr. Lasser received options to acquire 50,000 shares of MMC stock, 100,000 restricted stock units of Putnam ("Putnam Restricted Stock Units") relating to class B common shares of Putnam ("Class B Shares"), and options ("Putnam Options") expiring on March 15, 2011 to acquire 50,000 Class B Shares. Mr. Lasser is entitled to an additional award of options on 50,000 shares of MMC stock in March of each of 2002, 2003 and 2004; and an additional award of options on 50,000 Class B Shares in March of 2002. The options all become exercisable 25% a year beginning one year from grant or upon the happening of certain corporate events. The grant of Putnam restricted stock units includes the right to receive dividend equivalents equal in value to dividends paid on outstanding Putnam class A common shares.

    Pursuant to the Lasser Agreement, Mr. Lasser was also granted a deferred special payment ("Putnam Fund Payment") equal to the value, as of February 15, 2001, of 150,000 MMC shares. Such amount shall be deemed invested in Putnam funds in accordance with Mr. Lasser's direction and vests on December 31, 2005. The Putnam Fund Payment shall be paid to Mr. Lasser on the later of December 31, 2005 or the date upon which he is no longer subject to 162(m) Limitations, unless Mr. Lasser is terminated for cause or terminates his own employment (other than for "Good Cause") prior to December 31, 2005. The Putnam Fund Payment will be forfeited if Mr. Lasser violates the non-competition covenant. This payment will vest and become payable upon Mr. Lasser's termination of employment due to death, disability, Good Cause or by Putnam or MMC without cause.

    If Mr. Lasser's employment is terminated by Putnam or MMC without cause or if he terminates his employment for Good Cause, Mr. Lasser will receive a payment equal to his base salary and annual bonus for the balance of the term of the Lasser Agreement. The Lasser Agreement provides for accelerated vesting, or forfeiture of Putnam restricted stock units, Putnam options, MMC restricted stock units and MMC options upon certain terminations of Mr. Lasser's employment. Equity based awards granted pursuant to the original employment agreement, which would have expired on December 31, 2001, are not forfeited upon employment terminating after that date.

    If any payments under the Lasser Agreement attributable to (i) the Putnam options to acquire 175,000 Class B shares granted on December 31, 1997,
(ii) the 150,000 Putnam restricted stock units vesting on December 31, 2001,
(iii) the MMC options, (iv) MMC restricted stock units, or (v) the Putnam Fund Payment are subject to the excise tax imposed under the Federal tax laws, MMC will increase the payment to Mr. Lasser as necessary to restore him to the same after-tax position had the excise tax not been imposed.

    "Good Cause" is defined generally to include (a) an uncured breach by Putnam or MMC of a material term of the Lasser Agreement; (b) a relocation of Putnam's executive offices or a reassignment of Mr. Lasser to a location outside of the Boston area; (c) the failure to pay Mr. Lasser a minimum annual bonus equal to the sum of (i) two times the bonus amount corresponding to a pre-assigned partnership interest of 5% under Putnam's Partners Incentive Compensation Plan with a specified base partnership percentage plus (ii) an amount corresponding to one unit under Putnam's Operating Heads Incentive Compensation Plan;
(d) failure to grant the additional equity-based awards described above; (e) a change in control of MMC (as described in footnote 2 to the "Summary Compensation Table" below); or (f) a change in control of Putnam (defined to mean that MMC no longer owns more than 50% of Putnam).

                               SECURITY OWNERSHIP

The following table reflects the number of shares of stock beneficially owned by persons known to MMC to own more than 5% of the outstanding shares:

                                                      AMOUNT BENEFICIALLY   PERCENT OF STOCK OUTSTANDING
NAME AND ADDRESS                                             OWNED              AT DECEMBER 31, 2000
----------------                                      -------------------   ----------------------------
Wellington Management Company, LLP(1)...............       14,383,526                    5.2%
75 State Street
Boston, MA 02109

--------------------------

(1) Based upon the number of shares listed in a Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP on February 13, 2001.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table reflects as of February 28, 2001 (except with respect to interests in MMC's Stock Investment Plan and Stock Investment Supplemental Plan, which are as of December 31, 2000) the number of shares of common stock which each director and each named executive officer has reported as owning beneficially or otherwise having a pecuniary interest in, and which all directors and executive officers of MMC have reported as owning beneficially as a group.

                                                                      AMOUNT AND NATURE OF
                                                                    BENEFICIAL OWNERSHIP (1)
                                                            ----------------------------------------
                                                            SOLE VOTING     OTHER THAN
                                                                AND        SOLE VOTING
                                                            INVESTMENT    AND INVESTMENT
NAME                                                           POWER        POWER (2)        TOTAL
----                                                        -----------   --------------   ---------
Lewis W. Bernard..........................................       3,000         23,367         26,367
Mathis Cabiallavetta......................................         373         75,730         76,103
Peter Coster..............................................      18,171        484,856        503,027
Charles A. Davis..........................................       6,809        155,556        162,365
Robert F. Erburu..........................................           0         15,434         15,434
J. W. Greenberg...........................................      39,704        560,854        600,558
Ray J. Groves.............................................       1,712         19,996         21,708
Stephen R. Hardis.........................................       1,000          3,364          4,364
Gwendolyn S. King.........................................           0          2,551          2,551
Lord Lang.................................................       2,376              0          2,376
Lawrence J. Lasser........................................           0        396,194        396,194
David A. Olsen............................................     225,971         95,018        320,989
John D. Ong...............................................           0          4,745          4,745
Adele Simmons.............................................     122,107         89,825        211,932
John T. Sinnott...........................................      50,318        467,956        518,274
A.J.C. Smith..............................................     582,493      1,198,513      1,781,006
All directors and executive officers as a group, including
  the above (19 individuals)..............................   1,064,548      3,897,017      4,961,565

--------------------------

(1) As of February 28, 2001, no director or named executive officer beneficially owned more than 1% of the outstanding stock, and all directors and executive officers as a group beneficially owned approximately 1.56% of the outstanding stock.

(2) Includes shares of stock: (i) that are held in the form of shares of restricted stock; (ii) that are held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals' families, with respect to which beneficial ownership in certain cases may be disclaimed; and (iii) that represent such individuals' interests in MMC's Stock Investment Plan. Also includes MMC stock units that are subject to issuance in the future with respect to the Directors Stock Compensation Plan, cash bonus deferral plans, MMC's Stock Investment Supplemental Plan or restricted stock units in the following aggregate amounts: Mr. Bernard, 23,367 shares; Mr. Cabiallavetta, 25,472 shares;
    Mr. Coster, 48,496 shares; Mr. Davis, 46,310 shares; Mr. Erburu, 15,434 shares; Mr. Greenberg, 61,783 shares; Mr. Groves, 19,996 shares;
    Mr. Hardis, 3,364 shares; Ms. King, 2,351 shares; Mr. Lasser, 198,794 shares; Mr. Ong, 4,745 shares; Mrs. Simmons, 10,979 shares; Mr. Sinnott, 75,729 shares; Mr. Smith, 48,513 shares; and all directors and executive officers as a group, 639,374 shares. Additionally, includes shares of stock which may be acquired on or before April 30, 2001 through the exercise of stock options as follows: Mr. Cabiallavetta, 50,000 shares; Mr. Coster, 358,750 shares; Mr. Davis, 95,000 shares; Mr. Greenberg, 440,000 shares;
    Mr. Lasser, 112,500 shares; Mr. Sinnott, 271,250 shares; Mr. Smith, 1,150,000 shares; and all directors and executive officers as a group, 2,666,250 shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth cash and other compensation paid or accrued for services rendered in 2000, 1999 and 1998 to the Chief Executive Officer and each of the other five most highly compensated executive officers of MMC. All grants or awards of MMC stock or stock units (including the stock underlying options) prior to June 26, 1998 have been adjusted to give effect to MMC's three for two stock split on that date.

                                      ANNUAL COMPENSATION                             LONG TERM COMPENSATION
                        -----------------------------------------------   ----------------------------------------------
                                                              OTHER                          SECURITIES
       NAME AND                                              ANNUAL       RESTRICTED         UNDERLYING         LTIP
      PRINCIPAL                                             COMPENSATION     STOCK           OPTIONS          PAYOUTS
       POSITION          YEAR      SALARY($)    BONUS($)     ($)(1)       AWARDS ($)(2)        (#)             ($)(3)
----------------------  --------   ---------   ----------   -----------   -------------      ----------      -----------
J. W. Greenberg.......    2000     1,200,000    1,500,000          --       4,101,064         200,000           350,000
Chairman and Chief        1999     1,000,000    1,300,000          --       1,181,528         150,000         1,467,374
Executive Officer         1998       850,000      900,000          --         782,788          60,000                --
Marsh & McLennan
Companies, Inc.

Lawrence J. Lasser....    2000     1,000,000   33,000,000          --       1,000,028              --                --
President                 1999     1,000,000   26,000,000          --          77,139(5)           --(6)             --
Putnam Investments,                                                         8,081,850         105,000
LLC                       1998     1,000,000   17,000,000          --              --              --                --

Peter Coster..........    2000       900,000      800,000     132,921       1,227,165          60,000                --
President                 1999       850,000      650,000     230,329         813,634          50,000                --
Mercer Consulting         1998       775,000      600,000     198,993         710,000          45,000                --
Group, Inc.

John T. Sinnott.......    2000       900,000      800,000     180,894       1,250,027          50,000                --
Chairman                  1999       850,000      550,000     226,347         892,066          50,000                --
Marsh Inc.                1998       775,000      600,000     156,312         781,580          45,000                --

Mathis                    2000       700,000      800,000          --       1,053,505         100,000                --
  Cabiallavetta.......    1999       433,333      600,000          --         553,438          50,000                --
Vice Chairman
Marsh & McLennan
Companies, Inc.
Charles A. Davis......    2000       750,000      800,000          --       1,178,811         100,000           105,000
Vice Chairman             1999       675,000      650,000          --         794,981          50,000           699,680
Marsh & McLennan          1998       450,000      650,000          --       1,239,836          60,000                --
Companies, Inc.
President
MMC Capital, Inc.

       NAME AND         ALL OTHER
      PRINCIPAL         COMPENSATION
       POSITION          ($)(4)
----------------------  -----------
J. W. Greenberg.......     48,900
Chairman and Chief         41,750
Executive Officer          34,835
Marsh & McLennan
Companies, Inc.
Lawrence J. Lasser....    243,000
President                 150,000
Putnam Investments,
LLC                       150,000
Peter Coster..........     51,975
President                  49,088
Mercer Consulting          44,175
Group, Inc.
John T. Sinnott.......     51,300
Chairman                   48,450
Marsh Inc.                 44,175
Mathis                     27,125
  Cabiallavetta.......         --
Vice Chairman
Marsh & McLennan
Companies, Inc.
Charles A. Davis......     30,000
Vice Chairman              24,000
Marsh & McLennan               --
Companies, Inc.
President
MMC Capital, Inc.

--------------------------

(1) Represents payments to cover tax liabilities arising from funding annuities under the Benefit Equalization and Supplemental Retirement Programs, which are part of MMC's United States retirement program.

(2) At December 31, 2000, each individual in the Summary Compensation Table had outstanding shares of restricted stock and restricted stock units of MMC with an aggregate value as follows: Mr. Greenberg, 57,550 shares and 56,601 units worth $6,733,350 and $6,622,317, respectively; Mr. Lasser, 96,000 shares and 198,794 units worth $11,232,000 and $23,258,898, respectively; Mr. Coster, 92,080 shares and 24,114 units worth $10,773,360 and $2,821,338, respectively; Mr. Sinnott, 77,100 shares and 56,820 units worth $9,020,700 and $6,647,940, respectively; Mr. Cabiallavetta, 17,222 units worth $2,014,974; and Mr. Davis, 11,650 shares and 24,372 units worth $1,363,050 and $2,851,524 respectively. Holders of shares of restricted stock receive the same dividends as those paid on the outstanding shares of stock and such shares generally vest on the January 1 next following the tenth anniversary of the date of grant. Holders of restricted stock units receive dividend equivalents that are equal in value to dividends paid on the outstanding shares of common stock and such units generally vest three years from the date of grant. Vesting of restricted stock and restricted stock units may be accelerated upon a change in control. "Change in Control" of MMC means generally any "person" owning securities with 50% or more of the voting power of MMC; within a two-year period (with certain exceptions) a change in directors constituting a majority of the Board; a merger or consolidation of MMC resulting in MMC stockholders not owning securities with 50% or more of the voting power of the surviving entity; or an agreement for the sale or disposition of all or substantially all of MMC's assets. Under the MMC Special Severance Pay Plan, holders of restricted stock or awards in lieu of restricted stock with at least 10 years of service will receive payment in shares of stock upon forfeiture of their award if their employment with MMC terminates. The amount of such payment is based on years of service, with the individual receiving up to a maximum of 90% of the value of the restricted shares after 25 years of service, and is subject to execution of a non-solicitation agreement.

(3) Mr. Davis and Mr. Greenberg (prior to Mr. Greenberg becoming Chief Executive Officer of MMC) received various carried interest awards under MMC Capital's Long Term Incentive Plan ("LTIP"). The LTIP operates as an incentive compensation pool that varies in amount based on the extent of MMC's investment return and fees from originating, structuring and managing certain insurance and related industry investments, including The Trident Partnership L.P. As of December 31, 2000, the estimated value of
    Mr. Greenberg's and Mr. Davis' carried interest in any future payouts under the LTIP aggregated approximately $822,434 and $232,153, respectively, in each case subject to realization of such returns and fees. The vesting schedule for carried interest awards made under the LTIP are determined at the date of grant and may be accelerated upon a change in control of MMC (as described in footnote 2 above), a change in control of MMC Capital (defined to mean that MMC no longer owns more than 50% of MMC Capital), or upon the retirement of the participating executive. In addition, in 1999
    Mr. Greenberg purchased both a general and limited partnership interest in the general partner of Trident II, L.P. ("Trident II") with a capital commitment of $130,000 and in 1999 and 2000 Mr. Davis purchased both general and limited partnership interests in the general partners of four funds managed by MMC Capital, including Trident II, with an aggregate capital commitment of $356,426.

(4) Represents for 2000 (a) MMC matching contributions under the Stock Investment Plan of $7,010 for Mr. Greenberg, $9,975 for Mr. Coster, $7,838 for Mr. Sinnott, $10,025 for Mr. Cabiallavetta and $3,250 for Mr. Davis, and under the Stock Investment Supplemental Plan of $41,890 for Mr. Greenberg, $42,000 for Mr. Coster, $43,463 for Mr. Sinnott, $17,100 for
    Mr. Cabiallavetta and $26,750 for Mr. Davis and (b) contributions by Putnam Investments of $25,500 to the Putnam Profit Sharing Retirement Plan and $124,500 to the Putnam Executive Deferred Compensation Plan for Mr. Lasser. Additionally, Mr. Lasser received $93,000 from MMC for his service as a trustee of the Putnam Funds.

(5) At December 31, 2000, Mr. Lasser had 266,250 restricted stock units of Putnam Class B Shares with an estimated aggregate value of $28,294,388. All grants of Putnam restricted stock units include the right to dividend equivalents that are equal in value to dividends paid on the outstanding Class A Shares of Putnam. The Putnam restricted stock units vest at a rate of 25% a year beginning with the first anniversary of the date of the grant, except with respect to 150,000 units granted on December 31, 1997 which vest on the fourth anniversary of the date of grant. Upon the happening of certain corporate events affecting Putnam or MMC, vesting of shares of Putnam restricted stock units may be accelerated.

(6) Mr. Lasser was granted Putnam options, which become exercisable 25% a year beginning one year from the date of grant. The exercise price of the Putnam options may be paid in cash or in Class B Shares of Putnam. Upon the happening of certain corporate events affecting Putnam or MMC, all Putnam options will become fully exercisable.

STOCK OPTION GRANTS IN 2000

    The following table sets forth certain information concerning MMC stock options granted during 2000 to the Chief Executive Officer and each of the other five most highly compensated executive officers of MMC.

                                        INDIVIDUAL GRANTS(1)
                        -----------------------------------------------------      POTENTIAL REALIZABLE VALUE
                        NUMBER OF    % OF TOTAL                                    AT ASSUMED ANNUAL RATES OF
                        SECURITIES    OPTIONS                                       STOCK PRICE APPRECIATION
                        UNDERLYING   GRANTED TO                                        FOR OPTION TERM(2)
                         OPTIONS     EMPLOYEES    EXERCISE PRICE   EXPIRATION   ---------------------------------
NAME                     GRANTED      IN 2000         ($/SH)          DATE          5% ($)            10% ($)
----                    ----------   ----------   --------------   ----------   ---------------   ---------------
J. W. Greenberg.......   200,000        2.8%         103.06250     01/19/2010        12,963,090        32,851,016
Lawrence J. Lasser....        --         --                 --             --                --                --
Peter Coster..........    60,000        0.8%         103.06250     01/19/2010         3,888,927         9,855,305
John T. Sinnott.......    50,000        0.7%         103.06250     01/19/2010         3,240,773         8,212,754
Mathis
  Cabiallavetta.......   100,000        1.4%         103.06250     01/19/2010         6,481,545        16,425,508
Charles A. Davis(3)...   100,000        1.4%         103.06250     01/19/2010         6,481,545        16,425,508
MMC Stockholders(4)...                                                           17,890,835,187    45,338,889,012

--------------------------

(1) The MMC stock options become exercisable 25% a year beginning one year from the date of grant. The option exercise price may be paid in cash or in shares of common stock. In the event of a change in control of MMC (as described in footnote 2 to the "Summary Compensation Table" above), all stock options will become fully exercisable and vested, and any restrictions contained in the terms and conditions of the option grants shall lapse. If any payments made in connection with a change in control are subject to the excise tax imposed under the Federal tax laws, MMC will increase the option holder's payment as necessary to restore such option holder to the same after-tax position had the excise tax not been imposed.

(2) The dollar amounts are the result of calculations at the 5% and 10% growth rates set by the SEC; the rates are not intended to be a forecast of future stock price appreciation. A zero percent stock price growth rate will result in a zero gain for all optionees.

(3) The grant includes 3,800 incentive stock options, with the balance granted as nonqualified stock options.

(4) The dollar amounts are included for comparative purposes to show the gain that would be achieved by the holders of the outstanding stock of MMC at the assumed stock price appreciation rates at the end of the 10-year term of the MMC options granted on January 20, 2000 at an exercise price of $103.0625.

AGGREGATED STOCK OPTION EXERCISES IN 2000 AND STOCK OPTION VALUE AT
  DECEMBER 31, 2000

    The following table sets forth certain information concerning stock options exercised during 2000 by the Chief Executive Officer and each of the other five most highly compensated executive officers of MMC and the number and value of specified unexercised options at December 31, 2000. The value of unexercised in-the-money stock options at December 31, 2000 shown below is presented pursuant to SEC rules and, with respect to MMC stock, is based on the December 31, 2000 closing price on the New York Stock Exchange of
$117.00 per share and, with respect to the Putnam Class B Shares, is based on an agreed valuation methodology for determining fair market value which at December 31, 2000 was $106.27 per share. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the stock relative to the exercise price per share at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING
                               SHARES                     UNEXERCISED OPTIONS AT                VALUE OF UNEXERCISED
                              ACQUIRED                       DECEMBER 31, 2000                 IN-THE-MONEY OPTIONS AT
                                 ON         VALUE       ---------------------------               DECEMBER 31, 2000
                              EXERCISE     REALIZED     EXERCISABLE   UNEXERCISABLE    ---------------------------------------
NAME                            (#)          ($)           (#)           (#)            EXERCISABLE ($)     UNEXERCISABLE ($)
----------------------------  ---------   ----------    -----------   -------------    ------------------   ------------------
J. W. Greenberg.............        --            --      322,500        357,500              25,541,172            11,943,516
Lawrence J. Lasser..........   142,500    10,013,084       97,500         52,500               6,882,812             3,682,813
                                    --            --      270,000(1)     160,000(1)           15,705,187             7,286,062
Peter Coster................        --            --      305,000        135,000              24,703,359             4,804,141
John T. Sinnott.............    55,000     4,362,760      220,000        125,000              17,418,254             4,664,766
Mathis Cabiallavetta........        --            --       12,500        137,500                 474,219             2,816,406
Charles A. Davis............        --            --       42,500        167,500               2,282,109             4,712,578

--------------------------

(1) Represents options to acquire Putnam Class B Shares.

UNITED STATES RETIREMENT PROGRAM

    MMC maintains a United States retirement program consisting of the Marsh & McLennan Companies Retirement Plan, a non-qualified Benefit Equalization Program and a non-qualified Supplemental Retirement Program.

    The following table shows the estimated annual straight-life annuity benefit payable (or in the case of those covered by the Benefit Equaliza-tion and Supplemental Retirement Programs, the before-tax equivalents of the after-tax benefits received) under these retirement programs to employees with the specified Maximum Average Salary (average salary over the 60 consecutive months of employment that produces the highest average) and specified years of service upon retirement at age 65, after giving effect to adjustments for Social Security benefits:

                                                              YEARS OF SERVICE
MAXIMUM                                   --------------------------------------------------------
AVERAGE SALARY                               5          10         20          30           40
--------------                            --------   --------   --------   ----------   ----------
$800,000...............................   $ 76,179   $152,358   $304,717   $  444,896   $  524,896
$900,000...............................   $ 86,179   $172,358   $344,717   $  502,896   $  592,896
$1,000,000.............................   $ 96,179   $192,358   $384,717   $  560,896   $  660,896
$1,100,000.............................   $106,179   $212,358   $424,717   $  618,896   $  728,896
$1,200,000.............................   $116,179   $232,358   $464,717   $  676,896   $  796,896
$1,300,000.............................   $126,179   $252,358   $504,717   $  734,896   $  864,896
$1,400,000.............................   $136,179   $272,358   $544,717   $  792,896   $  932,896
$1,500,000.............................   $146,179   $292,358   $584,717   $  850,896   $1,000,896
$1,600,000.............................   $156,179   $312,358   $624,717   $  908,896   $1,068,896
$1,700,000.............................   $166,179   $332,358   $664,717   $  966,896   $1,136,896
$1,800,000.............................   $176,179   $352,358   $704,717   $1,024,896   $1,204,896

    The compensation of participants used to calculate the retirement benefit consists of regular salary as disclosed in the "Salary" column of the Summary Compensation Table and excludes bonuses and other forms of compensation not regularly received. For the six individuals named above, other than Mr. Lasser who participates in the Putnam Profit Sharing Retirement Plan and related plans and not in MMC's U.S. retirement program, the 2000 compensation used to calculate the Maximum Average Salary and the number of years of credited service are as follows: Mr. Greenberg, $1,200,000, 5 years; Mr. Coster, $900,000,
39 years; Mr. Sinnott, $900,000, 38 years; Mr. Cabiallavetta, $700,000,
2 years; and Mr. Davis, $750,000, 3 years. Mr. Lasser is also entitled to receive a special retirement benefit in accordance with the terms of the Lasser Agreement. See "Employment Agreement" above.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY, POLICIES AND PLANS FOR EXECUTIVE OFFICERS

    MMC is a professional services firm with businesses having distinct economic characteristics, marketplaces and operating conditions. The leadership position attained over time by MMC's operating subsidiaries in their respective businesses in terms of services provided, market share, revenue, profitability and rate of growth has been earned largely through the selection, training and development of top caliber executive, managerial and professional talent. Ongoing investment in the firm's human capital has produced favorable long-term returns to MMC stockholders. Therefore, it is critical to the ongoing success of MMC that its executives continue to be among the most highly qualified and talented professionals available in their respective business segments to lead the organization in the creation of stockholder value.

    The Compensation Committee of the Board, all of whose members are disinterested outside directors, is charged by MMC's by-laws with ensuring that MMC's compensation philosophy and policies, which are intended to attract, retain and motivate highly capable and productive employees, are in MMC's best interests. To that end, MMC's executive compensation program is designed to reinforce business strategies, reflect marketplace practices and dynamics, and provide cost and tax effective forms of remuneration. The Committee reviews the program regularly to consider and implement any changes necessary to achieve these ongoing objectives. MMC's philosophy regarding incentives and rewards is implemented through compensation policies and plans intended to enhance financial performance in a highly competitive marketplace, which includes competition from privately-held firms offering attractive equity ownership opportunities. In terms of compensation data, the Committee periodically reviews the levels of executive compensation from a number of survey sources, with a focus on pay data available relating to professional talent among MMC's businesses. In addition, the Committee periodically evaluates chief executive officer compensation by comparing it to data developed from a selected group of 20-25 major corporations in professional services, diversified financial, banking and insurance sectors. This selective grouping is broader than the peer grouping in the Comparison of Cumulative Total Stockholder Return in order to obtain a meaningful representation of competitive compensation practices and levels for senior executive positions.

    The Chief Executive Officer of MMC heads a group of senior management officers, most of whom are executives of MMC's operating subsidiaries. These senior officers participate in various compensation plans and are paid in accordance with award guidelines and performance criteria that reflect overall MMC and individual operating unit performance. The plans, which include short-term and long-term elements, are intended to be retrospective, reflecting prior individual and organizational performance, as well as prospective, providing motivation and rewards for achieving future success. Such compensation is designed to reflect the combined annual and long-term performance of MMC, the operating subsidiary and the employee. Moreover, individual contributions by these executives are assessed in the context of a top management team that views itself as a professional partnership.

    Members of the senior management group of Putnam Investments participate in a different compensation program, which is based on competitive practices in the investment management industry. In terms of annual incentives, these employees are eligible for bonuses that are determined based on the absolute and incremental profit of Putnam. With regard to long-term incentives, these employees are eligible to receive periodic awards of Putnam restricted stock and stock options with respect to Class B shares of Putnam. Since employees of Putnam participate in a separate compensation program, statistics included in the following sections of this report relating to the compensation of MMC's senior management group exclude Putnam employees.

SHORT-TERM COMPENSATION (SALARY AND ANNUAL INCENTIVE AWARDS)

    With regard to short-term compensation, salaries are reviewed annually, and increases are granted by the Committee on a discretionary basis in consideration of current individual and organizational performance, length of service, affordability and marketplace practices. Organizational performance refers to the business unit's success in achieving business objectives and addressing conditions affecting long-term growth and profits. For participants in the senior management compensation program, salaries are compared to the top quartile of the relevant marketplace, with aggregate annual cash compensation adjusted to reflect MMC's performance. Salaries accounted for 34% of total compensation (excluding stock options) in 2000 for MMC's senior management group.

    The size of the incentive award pool for senior management cash bonuses is based on earnings and reflects MMC's net operating income growth. However, the Committee may, in its sole discretion, authorize a payout of less than the full bonus pool, as it did for 2000. In this regard, a specific target level is not established for the award pool, nor, absent any contractual obligations, are minimum award levels guaranteed for bonus recipients. With respect to individual award determinations, such assessments by the Committee are largely judgmental, not formulaic, weighing the Chief Executive Officer's recommendation and evaluation as to the executive's managerial and professional role within the organization, relative contribution (compared with the internal peer group) to the firm's earnings growth, and marketplace compensation levels. For 2000, bonus awards at Putnam Investments reflected continued exceptional financial performance of that business, while awards to executives in MMC's other businesses were, on average, 6 percentage points above 1999 as a percentage of salary. For MMC's senior management group, individual bonuses constituted 33% of total compensation (excluding stock options) for 2000.

LONG-TERM COMPENSATION (RESTRICTED STOCK, RESTRICTED STOCK UNIT AND STOCK OPTION AWARDS)

    It is the Committee's strongly held belief that the continuing success of MMC is dependent on the effectiveness of programs intended to retain and motivate its executives. Accordingly, long-term compensation is designed to recognize the individual's past and potential future contributions to the organization, and to link the executive's financial interests with those of stockholders by fostering stock ownership. Such equity ownership opportunities for MMC executives are made available through plans that provide for restricted stock, restricted stock unit and stock option grants. Moreover, in order to help promote retention of key talent through stock ownership that is at risk, ownership rights to restricted stock, restricted stock units and stock options are acquired over time. In addition, under voluntary deferral programs, a supplemental equity award with vesting requirements may be granted as an incentive for long-term stock ownership.

    Within this framework, absent a contractual obligation, the size of each executive's equity grants is determined at the sole discretion of the Committee. Such determinations include consideration of MMC's future profit performance expectations and the individual's organizational role, current performance and potential to contribute to the long-term success of MMC, as well as review and consideration of the competitive practices on which award guidelines are based. These considerations, and not prior stock-based awards or MMC stock ownership targets, determine the size of stock grants to individuals.

    Most members of MMC's senior management group are eligible to receive annual discretionary restricted stock grants on the basis described above. In 2000, such awards for this group accounted for 25% (including supplemental equity awards as described above) of total compensation (excluding stock options).

    A select number of participants from the executive group are also eligible for an annual discretionary grant of restricted stock units, which are deferred stock-based awards. The awards reflect MMC's earnings and growth, with individual grants based on the subjective factors outlined above including each executive's organizational level and performance. Historically, the grant value of individual awards has ranged from approximately 50% to 150% of the executive's cash bonus. Units earned are distributable in shares and generally vest after completion of three years of service from the date of grant. The restricted stock units granted in 2000 to MMC's senior management group made up 8% of total compensation (excluding stock options) for the year.

    Stock options are another equity element of senior management compensation. Members of the executive group are eligible for option grants on an annual basis. Such grants are made without reference to present holdings of unexercised options or appreciation thereon. The size of an individual grant reflects the factors discussed earlier including organizational level, performance and marketplace practices.

TAX CONSIDERATIONS

    As noted above, MMC's executive compensation program is designed to be cost and tax effective. The Committee's policy is to take actions that it deems to be in the best interest of MMC and its stockholders, recognizing, however, that payment of compensation may not in all instances qualify for tax deductibility because of the restrictions set forth in Section 162(m) of the Internal Revenue Code.

BASIS FOR CEO COMPENSATION

    Both the quantitative and qualitative criteria referenced earlier are applied in assessing the performance and determining the compensation of the Chairman and Chief Executive Officer of MMC, J. W. Greenberg. Current and long-term financial performance of MMC, information which is available to all MMC stockholders, are major factors in arriving at the compensation determinations made by the Committee relative to Mr. Greenberg. Consideration is also given to his leadership and influence on the long-term strength and performance of MMC.

    On January 1, 2000, Mr. Greenberg's annual base salary was increased by $200,000, or 20%, from its previous level of $1,000,000, as part of MMC's annual consideration of merit increases. With regard to cash bonus, Mr. Greenberg participates in the same MMC annual incentive plan as MMC's senior management group. His 2000 cash bonus award under the plan was $1,500,000.

    In connection with Mr. Greenberg's promotion to Chief Executive Officer in November 1999, he was granted 33,000 shares of restricted stock in 2000 under terms previously described. In addition, Mr. Greenberg was granted 6,792 restricted stock units in connection with his 1999 cash bonus. The combined value of his restricted stock and restricted stock unit grants was $4,101,064. In addition, Mr. Greenberg was granted 200,000 stock options during 2000.

    Mr. Greenberg also participates in the MMC Capital Long Term Incentive Plan, which is structured to reflect compensation practices in the private equity investment industry. Pursuant to the terms of that plan, he received cash payments totaling $350,000 in 2000. In addition, Mr. Greenberg receives a carried interest in Trident II as a result of owning partnership interests in the general partner of Trident II.

    Based on the previously referenced review of chief executive officer compensation for 1999 (latest data available), Mr. Greenberg's 2000 cash compensation was positioned at approximately the 25th percentile of the 1999 market survey group, and his long-term compensation (including long-term incentive plan payouts but excluding stock options) was at about the 80th percentile of the 1999 survey market. Mr. Greenberg was granted 200,000 stock options during 2000, and the size of this grant approximated the 70th percentile of the 1999 survey market. Total compensation for Mr. Greenberg in 2000, which includes all elements of pay from the Summary Compensation Table except stock option grants, was at about the 55th percentile of the 1999 survey market.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                          OF MMC'S BOARD OF DIRECTORS

         Lewis W. Bernard         Robert F. Erburu         Ray J. Groves

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

    The following graph compares MMC's cumulative total stockholder return on its stock (assuming reinvestment of dividends) with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on a Company-constructed composite industry index, consisting of Aon Corporation, Arthur J. Gallagher & Co., Franklin Resources, Inc. and T. Rowe Price Associates, Inc., over the five-year period from December 31, 1995 through December 31, 2000.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          1995  1996  1997  1998  1999  2000
MMC                        100   121   179   216   361   450
S&P 500                    100   123   164   211   255   232
Composite Industry Index   100   135   222   200   218   242

    Assumes $100 invested on December 31, 1995 with dividends reinvested.

                        TRANSACTIONS WITH MANAGEMENT AND
                           OTHERS; OTHER INFORMATION

    As part of its private equity investment activities MMC Capital manages various fund families focused on distinct industry sectors. Mr J. W. Greenberg, Chairman of MMC, and Mr. Charles A. Davis, President of MMC Capital and a Director, each purchased interests in the general partners of various investment funds managed by MMC Capital. See footnote 3 to the "Summary Compensation Table" above.

    From time to time, in the ordinary course of business and on commercial terms, MMC's subsidiaries may provide services to, or in connection with transactions involving, investment funds and their portfolio companies managed or advised by MMC Capital, in which various executive officers and directors of MMC have direct or indirect interests. Such services include acting as an insurance or reinsurance broker or providing consulting services. The aggregate amount received for all such services rendered in 2000 by all of MMC's subsidiaries was approximately $13 million.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires MMC's directors and executive officers, and persons who own more than ten percent of the common stock of MMC, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of MMC stock. Such persons are also required by SEC regulation to furnish MMC with copies of all Section 16(a) forms they file. To MMC's knowledge, based solely on a review of the copies of such reports furnished to MMC and written representations that no other reports were required, during 2000 all Section 16(a) filing requirements applicable to such individuals were complied with except for two reports covering three transactions filed late by Mrs. Simmons and one report covering one transaction filed late by Ms. Wijnberg.

ITEM 2

                     RATIFICATION OF DELOITTE & TOUCHE LLP
                            AS INDEPENDENT AUDITORS

    The Board upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of MMC for the fiscal year ending December 31, 2001. Deloitte & Touche LLP acted as MMC's independent auditors for the year ended December 31, 2000. Representatives of Deloitte & Touche LLP will attend the meeting, will have an opportunity to make a statement if desiring to do so and will be available to answer any pertinent questions.

    The affirmative vote of a majority of the shares of MMC stock present or represented and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche LLP. Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the ratification of Deloitte & Touche LLP. The Board recommends you vote FOR this proposal.

AUDIT FEES

    The aggregate fees for professional services rendered by MMC's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte") for the audit of MMC's annual financial statements for the fiscal year ended
December 31, 2000, and for the reviews of the financial statements included in MMC's Quarterly Reports on Form 10-Q for that fiscal year were $8,302,000.

FINANCIAL INFORMATION SYSTEMS DESIGN
  AND IMPLEMENTATION FEES

    The aggregate fees for professional services rendered by Deloitte for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $300,000.

ALL OTHER FEES

    The aggregate fees for services rendered by Deloitte to MMC, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $11,283,000. This includes approximately $4,200,000 for non-financial systems related information technology consulting services, $4,000,000 for administrative outsourcing services, $1,400,000 for tax advice and $1,000,000 for merger and acquisition related services.

                             AUDIT COMMITTEE REPORT

    The primary function of the Audit Committee is to assist the Board of Directors in its oversight of MMC's financial reporting process. The Committee operates pursuant to a Charter that was last amended and restated by the Board on March 15, 2001, a copy of which is attached to this Proxy Statement as Appendix A. Management is responsible for MMC's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of MMC's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

    In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements as of and for the year ended
December 31, 2000 with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, has considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

    It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions do not assure that the audit of MMC's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

    Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements referred to above be included in MMC's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE
                          OF MMC'S BOARD OF DIRECTORS
                       The Rt. Hon. Lord Lang of Monkton

             Stephen R. Hardis                                       John D. Ong
             Gwendolyn S. King                                      Adele Simmons

                            SOLICITATION OF PROXIES

    The Board hereby solicits proxies for use at the 2001 Annual Meeting and at any adjournment thereof. Stockholders who execute a proxy may still attend the meeting and vote in person. A proxy may be revoked at any time before it is voted by giving to the Secretary of MMC, at MMC's principal executive offices indicated above, written notice bearing a later date than the proxy, by submission of a later dated proxy or by voting in person at the meeting. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated. Mere attendance at the meeting will not revoke a proxy which was previously submitted to MMC.

    The cost of this proxy solicitation is borne directly by MMC. Georgeson Shareholder Communications Inc. has been retained to assist in the proxy solicitation at a fee of approximately $10,000, plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, e-mail and by facsimile by MMC's directors, officers and other employees. Such persons will receive no additional compensation for such services. MMC will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

                        STOCKHOLDER AND OTHER PROPOSALS

    Stockholders who wish to present a proposal and have it considered for inclusion in MMC's proxy materials for the 2002 Annual Meeting of Stockholders of MMC must submit such proposal in writing to MMC in care of the Secretary of MMC on or before November 30, 2001.

    Stockholders who wish to present a proposal at the 2002 Annual Meeting that has not been included in MMC's proxy materials must submit such proposal in writing to MMC in care of the Secretary of MMC. Any such notice received by the Secretary of MMC on or after February 15, 2002 shall be considered untimely under the provisions of MMC's bylaws governing the presentation of proposals by stockholders. In addition, the by-laws of MMC contain further requirements relating to the timing and content of the notice which stockholders must provide to the Secretary for any nomination or matter to be properly presented at a stockholders meeting.

By order of the Board of Directors,

/s/ Gregory Van Gundy

Gregory Van Gundy
Secretary

                                                                      APPENDIX A

                        MARSH & MCLENNAN COMPANIES, INC.
                            AUDIT COMMITTEE CHARTER

    The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Marsh & McLennan Companies, Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the New York Stock Exchange (NYSE). The members of the Committee will be elected annually at the organizational meeting of the full Board held in May and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

    The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to set auditor independence standards, to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

    Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

    The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

ATTENDANCE

    Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

    In carrying out its oversight responsibilities, the Committee will:

    1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NYSE Audit Committee Requirements.

    2. Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

    3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

    4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

    5. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

    6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and providing confirmations with respect to the SEC's Auditor Independence Rules.

    7. Consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the outside auditors.

    8. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the four quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

    9. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

       - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

       - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

       - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

       - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

       If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

    10. After preparation by management and review by internal audit and independent accountants, approve the report or other disclosures required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

    11. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

    12. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious". Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

    13. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

    14. Review the appointment and replacement of the senior internal audit executive.

    15. Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

    16. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

    17. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NYSE, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, NY 10036-2774

PROXY                                                                      PROXY

                        MARSH & MCLENNAN COMPANIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           FOR THE 2001 ANNUAL MEETING

FOR ALL STOCKHOLDERS
      The undersigned hereby appoints J. W. Greenberg and William L. Rosoff proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Thursday, May 17, 2001 at 10:00 a.m. (New York City time) in the auditorium, 2nd Floor, 1221 Avenue of the Americas, New York, New York and at any adjournment thereof.


FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN MARSH & McLENNAN COMPANIES STOCK INVESTMENT PLAN AND SEDGWICK SAVINGS AND INVESTMENT PLAN
      This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies Stock Investment Plan and Sedgwick Savings and Investment Plan. By signing and returning this card, the undersigned directs Bankers Trust Company, Trustee under each Plan, to vote in person or by proxy all shares of stock of Marsh & McLennan Companies, Inc. (the "Company") allocated to the undersigned under said Plans upon all matters at the Annual Meeting of Stockholders of the Company on May 17, 2001 and at any adjournment thereof. Provided this card is received by May 11, 2001, voting rights will be exercised by the Trustee as directed or, if not specifically directed, FOR the items stated herein. Under the Plans, the Trustee shall vote all other shares in the same proportion as those shares for which it has received a signed instruction card.


                                          INSPECTORS OF ELECTION
                                          P.O. BOX 11466
                                          NEWARK, N.J.  10203-0466

1. Election of Directors      FOR all nominees            WITHHOLD AUTHORITY to vote                  *FOR ALL
                              listed below    _____       for all nominees listed below   _____       EXCEPT   _____


Nominees: Lewis W. Bernard, Mathis Cabiallavetta, Robert F. Erburu, Ray J. Groves (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
           ---------------------------------------------------------------------

2. Ratification of Deloitte & Touche LLP as independent auditors for 2001.

   FOR   _____                   AGAINST   _____                ABSTAIN   ______

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTIONS ARE MADE, THEY WILL BE VOTED FOR ITEMS 1 AND 2 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT THEREOF.

           I AGREE TO ACCESS FUTURE PROXY          CHANGE OF ADDRESS AND
           STATEMENTS AND ANNUAL REPORTS           OR COMMENTS MARK HERE ____
           ELECTRONICALLY.  ___________
                                                Sign here as name(s) appear on
                                                card. The signer hereby revokes
                                                all proxies heretofore given by
                                                the signer to vote at said
                                                meeting or any adjournments
                                                thereof. If signing for a
                                                corporation or partnership or as
                                                agent, attorney or fiduciary,
                                                indicate capacity in which you
                                                are signing.

                                                Dated:                   , 2001
                                                      -------------------

                                                --------------------------------

                                                --------------------------------

                                                Votes must be indicated
                                                (x) in Black or Blue ink. _____

PLEASE RETURN THS CARD PROMPTLY USING THE ACCOMPANYING ENVELOPE

                PUTNAM INVESTMENTS PROFIT SHARING RETIREMENT PLAN

                     2001 ANNUAL MEETING OF STOCKHOLDERS OF
                        MARSH & McLENNAN COMPANIES, INC.

                             NOTICE TO PARTICIPANTS


      By signing and returning this card, the undersigned hereby directs the Trustees of the Putnam Investments Profit Sharing Retirement Plan to vote in person or by proxy all of the shares of common stock of Marsh & McLennan Companies, Inc. (the "Company") allocated to the undersigned under the Plan upon all matters at the Annual Meeting of Stockholders of the Company on May 17, 2001 and at any adjournment thereof. Information regarding the Annual Meeting is set forth in the enclosed Proxy Statement. Also enclosed is Marsh & McLennan's 2000 Annual Report.

      Please specify how your shares are to be voted by completing and signing the Confidential Voting Instructions on the reverse side hereof and returning them in the envelope provided. Your instructions to the Trustees will be kept confidential. Instructions must be received by May 11, 2001 in order for them to be tabulated for voting by the Trustees.

Very truly yours,

PUTNAM INVESTMENTS
   PROFIT SHARING RETIREMENT PLAN



                                                INSPECTORS OF ELECTION
                                                P.O. BOX 11294
                                                NEW YORK, N.Y.  10203-0294

                Putnam Investments Profit Sharing Retirement Plan
                        Confidential Voting Instructions


1. Election of Directors      FOR all nominees            WITHHOLD AUTHORITY to vote                  *FOR ALL
                              listed below    _____       for all nominees listed below   _____       EXCEPT   _____


Nominees: Lewis W. Bernard, Mathis Cabiallavetta, Robert F. Erburu, Ray J. Groves INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
           ---------------------------------------------------------------------

2. Ratification of Deloitte & Touche LLP as independent auditors for 2001.

   FOR   _____                   AGAINST   _____                ABSTAIN   ______

   THE ALLOCATED SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTIONS ARE MADE, THEY WILL BE VOTED FOR ITEMS 1 AND 2 AND ACCORDING TO THE DISCRETION OF THE TRUSTEES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT THEREOF.

           I AGREE TO ACCESS FUTURE PROXY          CHANGE OF ADDRESS AND
           STATEMENTS AND ANNUAL REPORTS           OR COMMENTS MARK HERE ____
           ELECTRONICALLY. ____________

                                                Sign here as name(s) appear on
                                                card. The signer hereby revokes
                                                all instructions heretofore
                                                given by the signer to vote at
                                                said meeting or any adjournments
                                                thereof. If signing for a
                                                corporation or partnership or as
                                                agent, attorney or fiduciary,
                                                indicate capacity in which you
                                                are signing.

                                                Dated:                   , 2001
                                                       ------------------

                                                --------------------------------

                                                --------------------------------

                                                Votes must be indicated
                                                (x) in Black or Blue ink.  _____

PLEASE RETURN THS CARD PROMPTLY USING THE ACCOMPANYING ENVELOPE

                     MARSH & MCLENNAN STOCK INVESTMENT PLAN
                              FOR BERMUDA EMPLOYEES

                     2001 ANNUAL MEETING OF STOCKHOLDERS OF
                        MARSH & McLENNAN COMPANIES, INC.

                             NOTICE TO PARTICIPANTS


      As a participant in the Marsh & McLennan Stock Investment Plan for Bermuda Employees, you have the right to direct The Bank of Butterfield Executor & Trustee Company Ltd., the Custodian under the Plan, how to vote the shares of MMC common stock allocated to your account at the 2001 Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc.

      The Annual Meeting will be held on May 17, 2001. Information regarding the Annual Meeting is set forth in the enclosed Proxy Statement. Also enclosed is MMC's 2000 Annual Report.

      Please specify how your shares are to be voted by completing and signing the Confidential Voting Instructions on the reverse side hereof and returning them to the Custodian in the envelope provided. Your instructions to the Custodian will be kept confidential. Instructions must be received by May 11, 2001 in order for them to be tabulated for voting by the Custodian at the Annual Meeting.

                              Very truly yours,

                              The BANK OF BUTTERFIELD EXECTOR &
                                   TRUSTEE COMPANY LTD. - Custodian







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                     MARSH & MCLENNAN STOCK INVESTMENT PLAN
                              FOR BERMUDA EMPLOYEES
                        CONFIDENTIAL VOTING INSTRUCTIONS
                                      2001

      The undersigned hereby directs the Custodian to vote all of the shares of common stock of Marsh & McLennan Companies, Inc. allocated to the undersigned under the Plan as follows:

IF NO DIRECTION IS MADE, THE CUSTODIAN WILL VOTE THE SHARES FOR ITEMS 1 AND 2.
                                                            ---

1. To elect four persons to serve as directors - Nominees:

   Lewis W. Bernard, Mathis Cabiallavetta, Robert F. Erburu, Ray J. Groves

              (Mark one)


                 |_|      FOR all nominees

                 |_|      FOR all nominees except ______________________

                 |_|      WITHHOLD for all nominees

2. Ratification of Deloitte & Touche LLP as independent auditors for 2001.

           |_|  FOR          |_|   AGAINST         |_|   ABSTAIN


And to vote on such other business as may properly be brought before the meeting.

                  Signed.........................................

                  .................................................

                  Dated..................................., 2001


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[MMC                    VOTE BY TELEPHONE OR INTERNET OR MAIL]
  LOGO]                     24 HOURS A DAY - 7 DAYS A WEEK
                               It's Fast and Convenient
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               TELEPHONE                                   INTERNET
             800-478-1757                OR     HTTP://PROXY.SHAREHOLDER.COM/MMC      OR                   MAIL
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
o  Use any touch-tone telephone.             o  Go to the website address listed           o  Mark, sign and date your Proxy
                                                above.                                        Form.
o  Have your Proxy Form in hand.                                                           o  Detach card from Proxy Form
                                             o  Have your Proxy Form in hand.
o  Enter the control number, located in                                                    o  Return the card in the postage-paid
   the box below.                            o  Enter the control number, located in          envelope provided.
                                                the box below.
o  Follow the simple recorded
   instructions.                             o  Follow the simple instructions.


                                                                        Your telephone or Internet vote authorizes the named
                                                                        proxies to vote your shares in the same manner as if
                                                                        you marked, signed and returned your Proxy Form. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your Proxy Form.

                                                                        -----------------------------------------------------------
                                                                       |                                                           |
          800-478-1757                                                 |                      CONTROL NUMBER                       |
     CALL TOLL-FREE TO VOTE                                            |               FOR TELEPHONE / INTERNET VOTING             |
                                                                       |                                                           |
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     () DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ()
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